                                                                                                             Exhibit 23.2

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of RF Monolithics, Inc. on Form S-8 of our report dated October 16, 2001, appearing in the Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

March 20, 2002